Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports Second Quarter 2019 Financial Results

•	Worldwide revenue of $85.7 million for the second quarter 2019, representing an increase of 0.2% over the prior year period; mix of strong DEFINITY® performance and TechneLite® supply challenges

•	Net income of $6.4 million for the second quarter 2019, representing a decrease of 34.2% from the prior year period

•
GAAP diluted EPS of $0.16 for the second quarter 2019, representing a decrease of 35.6% from the prior year period; adjusted diluted EPS of $0.27 for the second quarter 2019, representing a decrease of 8.3% from the prior year period

•	Free Cash Flow was $17.6 million, as compared to $14.7 million for the second quarter of 2018, representing an increase of approximately $3.0 million, or 20.3%

•	The Company provides third quarter 2019 revenue and adjusted diluted earnings per share guidance; updates full year guidance
NORTH BILLERICA, Mass., July 25, 2019 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its second quarter ended June 30, 2019.
The Company’s worldwide revenue for the second quarter of 2019 totaled $85.7 million, compared with $85.6 million for the second quarter of 2018, representing an increase of 0.2% over the prior year period. Revenue results reflect a mix of strong DEFINITY® performance offset by lower TechneLite® revenue. Foreign exchange reduced worldwide revenues by $0.2 million or 0.2%.
The Company’s second quarter 2019 net income was $6.4 million, or $0.16 per fully diluted share, as compared to $9.7 million, or $0.25 per fully diluted share for the second quarter of 2018, representing a decrease of 35.6% from the prior year period. During the quarter, and contributing to this result, the Company completed an accretive refinancing of its credit facility and expensed $3.2 million, pre-tax, of debt extinguishment costs.
The Company’s second quarter 2019 adjusted fully diluted earnings per share were $0.27, as compared to $0.30 for the second quarter of 2018, representing a decrease of 8.3% from the prior year period.
Lastly, Free Cash Flow was $17.6 million, as compared to $14.7 million for the second quarter of 2018, representing an increase of approximately $3.0 million, or 20.3%.
“Our second quarter revenue performance was supported by strong DEFINITY growth in the high teens, offset by multiple molybdenum-99 supplier challenges that impacted our ability to meet total TechneLite demand,” said Mary Anne Heino, President and CEO of Lantheus. “Despite these challenges, we delivered both solid earnings per share and Free Cash Flow while continuing to make targeted strategic investments in our business to drive long-term, sustainable growth. While we anticipate additional molybdenum-99 supply challenges in the third quarter, based on the progress our suppliers have made, we now project supply will be stable beginning in the fourth quarter.”
Outlook
The Company offers the following guidance for the third quarter as well as updating its guidance for full year 2019.

Q3 Guidance Issued July 25, 2019
Q3 FY 2019 Revenue Growth	(4.4)% - (6.6)%
Q3 FY 2019 Revenue	$83 million - $85 million
Q3 FY 2019 Adjusted Fully Diluted EPS	$0.18 - $0.20
FY Guidance Updated July 25, 2019
FY 2019 Revenue Growth	0.8% - 1.9%
FY 2019 Revenue	$346 million - $350 million
FY 2019 Adjusted Fully Diluted EPS	$1.09 - $1.12
Previously stated guidance for full year 2019 was revenue growth of 4.25% to 5.75%, revenue of $358 million to $363 million, and adjusted fully diluted earnings per share of $1.14 to $1.17. Our guidance for Q3 and full year now incorporate the dampening effects of our temporary Moly supply issues that occurred in Q2, continuing into Q3.
On a forward-looking basis, the Company does not provide GAAP income per common share or a reconciliation of adjusted diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call on Thursday, July 25, 2019 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 7155758. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.
Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such adjusted net income and its line components; adjusted net income per share - diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
This press release includes forward-looking non-GAAP guidance for 2019 adjusted diluted EPS. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information and the fact that some of the excluded information is not readily ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2019 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$85,705	$85,573	$172,215	$168,203
Cost of goods sold	41,132	41,727	83,558	82,048
Gross profit	44,573	43,846	88,657	86,155
Operating expenses
Sales and marketing	10,948	12,130	21,345	22,770
General and administrative	13,293	11,575	25,882	24,118
Research and development	5,795	4,215	10,724	8,204
Total operating expenses	30,036	27,920	57,951	55,092
Operating income	14,537	15,926	30,706	31,063
Interest expense	4,543	4,298	9,135	8,348
Loss on extinguishment of debt	3,196	—	3,196	—
Other income	(1,312)	(336)	(2,499)	(1,256)
Income before income taxes	8,110	11,964	20,874	23,971
Income tax expense	1,698	2,219	4,513	6,015
Net income	$6,412	$9,745	$16,361	$17,956
Net income per common share:
Basic	$0.16	$0.25	$0.42	$0.47
Diluted	$0.16	$0.25	$0.41	$0.45
Weighted-average common shares outstanding:
Basic	38,972	38,233	38,789	38,060
Diluted	40,239	39,398	40,064	39,468

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
United States
DEFINITY	$53,466	$45,103	18.5%	$103,182	$88,609	16.4%
TechneLite	16,865	19,343	(12.8)%	36,923	37,406	(1.3)%
Other nuclear	9,127	13,031	(30.0)%	18,651	25,848	(27.8)%
Rebates and allowances	(4,268)	(3,391)	25.9%	(8,132)	(6,289)	29.3%
Total United States	75,190	74,086	1.5%	150,624	145,574	3.5%
International
DEFINITY	1,163	995	16.9%	$2,558	$2,144	19.3%
TechneLite	3,241	4,135	(21.6)%	7,328	7,467	(1.9)%
Other nuclear	6,119	6,350	(3.6)%	11,715	13,019	(10.0)%
Rebates and allowances	(8)	7	(214.3)%	(10)	(1)	900.0%
Total International	10,515	11,487	(8.5)%	21,591	22,629	(4.6)%
Worldwide
DEFINITY	54,629	46,098	18.5%	105,740	90,753	16.5%
TechneLite	20,106	23,478	(14.4)%	44,251	44,873	(1.4)%
Other nuclear	15,246	19,381	(21.3)%	30,366	38,867	(21.9)%
Rebates and allowances	(4,276)	(3,384)	26.4%	(8,142)	(6,290)	29.4%
Total Revenues	$85,705	$85,573	0.2%	$172,215	$168,203	2.4%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$6,412	$9,745	$16,361	$17,956
Stock and incentive plan compensation	3,376	2,399	6,157	4,376
Amortization of acquired intangible assets	451	689	902	1,378
Campus consolidation costs	—	587	—	1,070
Extinguishment of debt	3,196	—	3,196	—
Strategic collaboration and license costs	300	—	300	—
Income tax effect of non-GAAP adjustments(a)	(2,852)	(1,795)	(4,795)	(2,850)
Adjusted net income	$10,883	$11,625	$22,121	$21,930
Adjusted net income, as a percentage of revenues	12.7%	13.6%	12.8%	13.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income per share - diluted	$0.16	$0.25	$0.41	$0.45
Stock and incentive plan compensation	0.08	0.06	0.15	0.11
Amortization of acquired intangible assets	0.01	0.02	0.02	0.04
Campus consolidation costs	—	0.02	—	0.03
Extinguishment of debt	0.08	—	0.08	—
Strategic collaboration and license costs	0.01	—	0.01	—
Income tax effect of non-GAAP adjustments(a)	(0.07)	(0.05)	(0.12)	(0.07)
Adjusted net income per share - diluted	$0.27	$0.30	$0.55	$0.56
Weighted-average common shares outstanding - diluted	40,239	39,398	40,064	39,468

(a)
The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$21,053	$20,276	$31,521	$19,610
Capital expenditures	(3,434)	(5,626)	(13,984)	(7,761)
Free cash flow	$17,619	$14,650	$17,537	$11,849

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$56,885	$113,401
Accounts receivable, net	45,527	43,753
Inventory	32,414	33,019
Other current assets	5,035	5,242
Total current assets	139,861	195,415
Property, plant and equipment, net	113,117	107,888
Intangibles, net	8,239	9,133
Goodwill	15,714	15,714
Deferred tax assets, net	79,170	81,449
Other long-term assets	34,149	30,232
Total assets	$390,250	$439,831
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$10,136	$2,750
Accounts payable	17,149	17,955
Accrued expenses and other liabilities	26,072	32,050
Total current liabilities	53,357	52,755
Asset retirement obligations	12,237	11,572
Long-term debt, net and other borrowings	188,706	263,709
Other long-term liabilities	43,703	40,793
Total liabilities	298,003	368,829
Total stockholders’ equity	92,247	71,002
Total liabilities and stockholders’ equity	$390,250	$439,831

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CONTACTS:
Investors:
Mark Kinarney
Director, Investor Relations
978-671-8842
Media:
Meara Murphy
Director, Corporate Communications
978-671-8508